NO:  9001-03466            A.D.     1993
                                        ----------------------------------------

                                              IN THE COURT OF QUEEN'S BENCH
                                                       OF ALBERTA
                                              JUDICIAL DISTRICT OF CALGARY

                                        ----------------------------------------

                                        BETWEEN:

                                             CANADA SOUTHERN PETROLEUM LTD.

                                                                       Plaintiff

                                                         - and -


                                             AMOCO CANADA PETROLEUM COMPANY
                                             LTD., AMOCO PRODUCTION COMPANY,
                                            DOME PETROLEUM LIMITED, COLUMBIA
                                             GAS DEVELOPMENT OF CANADA LTD.,
                                               MOBIL OIL CANADA LTD., ESSO
                                              RESOURCES CANADA LIMITED and
                                               AMOCO CANADA RESOURCES LTD.

                                                                      Defendants

                                                         - and -


                                               COLUMBIA GAS DEVELOPMENT OF
                                             CANADA LTD., CANADIAN SUPERIOR
                                             OIL LTD., ESSO RESOURCES CANADA
                                             LIMITED, MOBIL OIL CANADA LTD.,
                                              ALLIED-SIGNAL INC., HOME OIL
                                            COMPANY LIMITED, KERN COUNTY LAND
                                              COMPANY and MOBIL OIL CANADA
                                                       PROPERTIES

                                                                   Third Parties


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                                        AND BETWEEN:

                                               COLUMBIA GAS DEVELOPMENT OF
                                                       CANADA LTD.

                                                       Plaintiff by Counterclaim

                                                         - and -
                                             CANADA SOUTHERN PETROLEUM LTD.,
                                              AMOCO CANADA RESOURCES LTD.,
                                             AMOCO CANADA PETROLEUM COMPANY
                                           LTD., CANADIAN SUPERIOR OIL LTD.,
                                             MOBIL OIL CANADA LTD., IMPERIAL
                                             OIL LIMITED and ESSO RESOURCES
                                                     CANADA LIMITED

                                                      Defendants by Counterclaim


                                        ----------------------------------------

                                                          ORDER

                                        ----------------------------------------








                                               BALLEM McDILL MacINNES EDEN
                                                BARRISTERS AND SOLICITORS
                                                4000 Petro-Canada Centre
                                                       West Tower
                                                  150 - 6 Avenue, S.W.
                                                Calgary, Alberta, T2P 3Y7

                                                    J. Peter McMahon
                                                      Ph: 292-9836

                                               Solicitor's File: 27,207.37

                    IN THE COURT OF QUEEN'S BENCH OF ALBERTA
                          JUDICIAL DISTRICT OF CALGARY

BETWEEN:

                         CANADA SOUTHERN PETROLEUM LTD.
                                                                       Plaintiff

                                     - and -

                      AMOCO CANADA PETROLEUM COMPANY LTD.,
                AMOCO PRODUCTION COMPANY, DOME PETROLEUM LIMITED,
                    COLUMBIA GAS DEVELOPMENT OF CANADA LTD.,
              MOBIL OIL CANADA LTD., ESSO RESOURCES CANADA LIMITED
                         and AMOCO CANADA RESOURCES LTD.
                                                                      Defendants

                                     - and -

                    COLUMBIA GAS DEVELOPMENT OF CANADA LTD.,
                   CANADIAN SUPERIOR OIL LTD., ESSO RESOURCES
                 CANADA LIMITED, MOBIL OIL CANADA LTD., ALLIED-
                   SIGNAL INC., HOME OIL COMPANY LIMITED, KERN
               COUNTY LAND COMPANY AND MOBIL OIL CANADA PROPERTIES

                                                                   Third Parties

AND BETWEEN:

                     COLUMBIA GAS DEVELOPMENT OF CANADA LTD.

                                                       Plaintiff by Counterclaim

                                     - and -


                  CANADA SOUTHERN PETROLEUM LTD., AMOCO CANADA
              RESOURCES LTD., AMOCO CANADA PETROLEUM COMPANY LTD.,
               CANADIAN SUPERIOR OIL LTD., MOBIL OIL CANADA LTD.,
                            IMPERIAL OIL LIMITED and
                          ESSO RESOURCES CANADA LIMITED

                                                      Defendants by Counterclaim


Before the Honourable Mr.               )        At the Court House, in the
Chief Justice W. K. Moore               )        City of Calgary, on Wednesday,
In Chambers                             )        the 17th day of November, 1993.

                                      ORDER

         UPON THE APPLICATION of the Plaintiff; AND UPON READING the Affidavit of Charles J. Horne filed; AND UPON HEARING counsel for the Plaintiff; AND UPON HEARING counsel for the Defendants; AND UPON NOTING that Magellan Petroleum Corporation and Pantepec International, Inc. have consented to be added as Plaintiffs herein; AND UPON NOTING that the Defendants Amoco Production Company, Amoco Canada Petroleum Ltd. and Amoco Resources Canada Ltd. filed a Notice of Motion, in this action, on April 24, 1991, seeking an order adding Magellan Petroleum Corporation and Pantepec International, Inc. as party Plaintiffs;

1. IT IS ORDERED that Magellan Petroleum Corporation and Pantepec International, Inc. be added as Plaintiffs in this action, subject to any existing rights of the Defendants herein to plead or raise limitation or other defences as against Magellan Petroleum Corporation and Pantepec International, Inc. up to and including the date of the granting of this Order.

2. AND IT IS FURTHER ORDERED that Mobil Resources Ltd. and Mobil Oil Canada Properties shall be added as Defendants in this action, subject to any existing rights of the Defendants named in the Amended Amended Statement of Claim to plead or raise limitation or other defences as against the Plaintiffs herein up to and including the date of the granting of this Order.

3. AND IT IS FURTHER ORDERED that the style of cause in this action shall be amended accordingly.

4. AND IT IS FURTHER ORDERED that the Plaintiffs shall be at liberty to amend the Amended Statement of Claim, in the form of Amended Amended Statement of Claim attached to this Order as Schedule "A."

5. AND IT IS FURTHER ORDERED that, as a term of the amendments hereby permitted, if the Plaintiffs shall by any amendment made under or pursuant to this Order set up any new cause of action, as to such new cause of action, this action shall be deemed to have been brought on the date of the granting of this Order and the Defendants named in the Amended Amended Statement of Claim shall be entitled to the benefit of any limitation or other defenses as though the Statement of Claim in respect of such new cause of action had been issued on the date of the granting of this Order.

6. AND IT IS FURTHER ORDERED that the Plaintiffs shall deliver the Amended Amended Statement of Claim, a copy of which is attached to this Order as Schedule "A," to all other parties in this action.

7. AND IT IS FURTHER ORDERED that the Defendants shall be at liberty to deliver Amended Statements of Defence and/or Amended Third Party Notices, as they may be advised, within thirty (30) days after service upon them of the Amended Amended Statement of Claim.

8. AND IT IS FURTHER ORDERED that costs of this application shall be in the cause.




                                                  /s/ __________________________
                                                            J.C.C.Q.B.A.

ENTERED THIS 17th DAY OF
NOVEMBER, A.D. 1993.

/s/ James McLaughlin
CLERK OF THE COURT


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Consented to and approved as to form and content:

Bennett Jones Verchere

per:          /s/ ___________________
         R.W. Thompson
         Solicitors for Amoco Canada
         Petroleum Company Ltd., Amoco
         Production Company and Dome
         Petroleum Limited (now
         Amoco Canada Resources Ltd.)


McCarthy Tetrault

per:          /s/ J. Glenn Friesen
         J. Glenn Friesen
         Solicitors for Columbia Gas
         Development of Canada Ltd.
         (now Anderson Oil & Gas Inc.)


Code Hunter

per:          /s/ Kenneth J. Warren
         Kenneth J. Warren
         Solicitors for Mobil Oil
         Canada Ltd., Mobil Oil Canada
         Properties, Mobil Resources Ltd.
         and Canadian Superior Oil Ltd.


Blake Cassels & Graydon

per:          /s/ Michael McCachen
         Michael McCachen
         Solicitors for Esso Resources
         Canada Limited (now Imperial
         Oil Resources Limited)


Burnet Duckworth & Palmer

per:          /s/ Douglas G. Mills
         Douglas G. Mills
         Solicitors for Allied Signal
         Inc.

Macleod Dixon

per:          /s/ John J. Marshall
         John J. Marshall, Q.C.
         Solicitors for Home Oil
         Company Limited


Atkinson Milvain

per:          /s/ G. Sean Dunnigan
         G. Sean Dunnigan
         Solicitors for Kern County
         Land Company